UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 19, 2022

Silver bull resources, inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Dunsmuir Street, Suite 1610 Vancouver, BC		V7Y 1K4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2022, Silver Bull Resources, Inc. (“Silver Bull” or the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). Pursuant to the vote described in Item 5.07 below, the shareholders approved an amendment to the Company’s 2019 Stock Option and Stock Bonus Plan (the “2019 Plan”) to increase the number of shares of Silver Bull common stock issuable under the 2019 Plan and, upon such approval, the 2019 Plan, as amended, became effective. The amendment to the 2019 amends the limit on the number of shares of Silver Bull common stock issuable under the 2019 Plan from the lower of (A) 750,000 shares or (B) 10% of the total shares outstanding at any point in time to 10% of the total shares outstanding at any point in time. The amendment to the 2019 Plan also increases the number of shares of Silver Bull common stock that are available for issuance under the 2019 Plan for issuance as incentive stock options from 2,948,352 shares (as adjusted for the one-for-eight reverse stock split completed on September 18, 2020) to 15,000,000 shares (i.e., 10% of the number of authorized shares of Silver Bull common stock), subject to the overall limitation on the number of shares that may be reserved for issuance under the 2019 Plan.

The foregoing description of the amendment to the 2019 Plan is not complete and is qualified in its entirety by reference to the text of the amendment, a copy of which is a filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As noted in Item 5.02 above, the Annual Meeting was held on April 19, 2022. At the Annual Meeting, five proposals were submitted to the shareholders for approval as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 25, 2022. As of the record date, February 22, 2022, a total of 35,055,652 shares of Silver Bull common stock were outstanding and entitled to vote. In total, 15,598,424 shares of Silver Bull common stock were present in person or represented by proxy at the Annual Meeting, which represented approximately 44.49% of the shares outstanding and entitled to vote as of the record date.

At the Annual Meeting, shareholders approved each of the five proposals that were submitted, (i) electing the slate of four persons to the Company’s Board of Directors, (ii) ratifying and approving Smythe LLP, Chartered Professional Accountants, as the Company’s independent registered public accounting firm, (iii) approving, on a non-binding advisory basis, the compensation of the Company’s named executive officers, (iv) approving and adopting an amendment to the 2019 Plan to increase the number of shares of Silver Bull common stock issuable under the 2019 Plan, and (v) approving the unallocated entitlements under the 2019 Plan, whether or not amended. In connection with each of the election of directors and the non-binding advisory vote on executive compensation, there were a total of 4,389,023 broker non-votes. The votes on the proposals were cast as set forth below:

1.                   Proposal No. 1 – Election of Directors. The shareholders elected the entire slate of directors presented to the shareholders. As a result, the Company’s Board of Directors consists of the four persons elected at the Annual Meeting.

Name	For	Withheld
Brian D. Edgar	10,829,832	379,569
Timothy T. Barry	10,827,432	381,969
Daniel J. Kunz	10,830,821	378,580
David T. Underwood	10,833,956	375,445

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2.                   Proposal No. 2 – Ratification and approval of the appointment of Smythe LLP, Chartered Professional Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2022.

For	Against	Abstain
15,392,503	20,101	185,820

3.                   Proposal No. 3 – Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain
10,531,387	568,766	109,248

4.                   Proposal No. 4 – Approval and adoption of an amendment to the 2019 Plan to increase the number of shares of Silver Bull common stock issuable under the 2019 Plan.

For	Against	Abstain
10,442,723	677,334	89,344

5.                   Proposal No. 5 – Approval of the unallocated entitlements under the 2019 Plan, whether or not amended.

For	Against	Abstain
10,472,908	637,445	99,048

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1+	Amendment to the Silver Bull Resources, Inc. 2019 Stock Option and Stock Bonus Plan, dated as of April 19, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

+       Indicates a management contract or compensatory plan, contract or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Bull resources, inc.

Date: April 20, 2022	By:	/s/ Christopher Richards
	Name:	Christopher Richards
	Title:	Chief Financial Officer

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